Zion Oil & Gas, Inc.

Audit Committee Charter

Committee's Purpose

The Audit Committee ("Committee") is appointed by the Board of Directors ("Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, (4) performance of the Company's independent and, upon the establishment of such function, internal auditors, and (5) the business practices and ethical standards of the Company. The Committee is also directly responsible for (a) the appointment, compensation, retention and oversight of the work of the Company's independent auditors, and (b) the preparation of the report that the Securities and Exchange Commission ("Commission") requires to be included in the Company's annual proxy statement. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles. These are the responsibility of management and the independent auditors.

The Committee is also appointed by the Board to discharge the responsibilities of a qualified legal compliance committee ("QLCC"), as provided for under the applicable Commission rules and regulations, as in effect from time to time.

Committee Membership

Independence. The Committee shall consist of three or more independent members of the Board of Directors. Independence shall be determined as to each member by the full Board. To be considered independent, each Committee member (1) must meet the independence requirements of The NASDAQ Stock Market, Inc. ("NASDAQ"), the Sarbanes-Oxley Act of 2002 ("SOX") and the rules and regulations of the Commission, (2) must not accept any compensation from the Company either directly or indirectly other than compensation as a Board or Committee member and (3) must not be an affiliated person of the Company or any of its subsidiaries.

Financial Literacy. All members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statements and at least one member of the Committee shall qualify as financially sophisticated under the requirements of the NASDAQ and be an audit committee financial expert as determined in the judgment of the Board.

Law Member. At all times that the Committee shall discharge the responsibilities of a QLCC, at least one member of the Committee shall have been trained and qualified as a lawyer (a "Law Member").

Committee Composition.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified.

Chairman. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chair by majority vote of all the Committee members.

At all times that the Committee shall sit as a QLCC, the Chairman (the "QLCC Chair") shall be a Law Member designatedby majority vote of all the Committee Members annually at the Committee's first meeting following the annual meeting of the shareholders of the Company.

Meetings.

The Committee shall meet at least four times annually or more frequently as circumstances dictate. Meetings may be in person or by telephone as needed to conduct the business of the Committee. A quorum for these meetings shall be a majority of the members. The Committee may take action by the unanimous written consent of the members in the absence of a meeting. The Committee shall meet periodically with management, the internal auditors and the independent auditors in separate executive sessions.

Authority of the Committee.

The Audit Committee shall have the authority (1) to exercise all powers with respect to the appointment, compensation, retention and oversight of the work of the independent auditors for the Company and its subsidiaries, (2) to retain special legal, accounting or other consultants to advise the Committee and (3) to approve funds to pay the fees for such advisors. As part of its oversight role, the Committee may investigate any matter brought to its attention, with the full power to retain outside counsel or other experts for this purpose. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or an independent auditor to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee.

Delegation.

The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

Responsibilities.

The Audit Committee shall:

Financial Statement and Disclosure Matters.

1. Review and discuss prior to public dissemination the annual audited and quarterly unaudited financial statements with management and the independent auditors including major issues regarding accounting, disclosure and auditing procedures and practices as well as the adequacy of internal controls that could materially affect the Company's financial statements. In addition, the review shall include the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Based on the annual review, recommend inclusion of the financial statements in the Annual Report on Form 10-K to the Board.

2. Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

3. Review and discuss reports from the independent auditors on:

A. All critical accounting policies and practices to be used.

B. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramification of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

C. Other material written communications between the independent auditors and management, such as any management letter.

4. Discuss with management the Company's earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made.

5. Discuss with management and the independent auditors the effect on the Company's financial statements of significant regulatory and accounting initiatives as well as off-balance sheet structures.

6. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

7. Review with the independent auditors any audit problems or difficulties and management's response, including, but not limited to (1) any restrictions on the scope of the auditors' activities, (2) any restriction on the access of the independent auditors to requested materials, (3) any significant disagreements with management and (4) any audit differences that were noted or proposed by the auditors, but for which the Company's financial statements were not adjusted (as immaterial or otherwise.) The Committee will resolve any disagreements between the auditors and management regarding financial reporting.

8. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and any fraud involving management or other employees who have a significant roll in the Company's internal controls.

9. Discuss at least annually with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 - Communication with Audit Committees.

10. Prepare the report that the Commission requires to be included in the Company's annual proxy statement and review the matters described in such report.

11. Obtain quarterly assurances from the Chief Accounting Officer (or such other officer who shall from time to time fulfill the responsibilities of the Company's senior internal auditing executive) and management that the system of internal controls is adequate and effective. Obtain annually a report from the independent auditors, with attestation, regarding management's assessment of the effectiveness of the internal control structure and procedures for financial reporting.

Responsibility for the Company's Relationship With the Independent Auditors.

12. Be solely responsible for the appointment, compensation, retention and oversight of the independent auditors employed by the Company. The independent auditors shall report directly to the Audit Committee. If the appointment of the independent auditors is submitted for any ratification by stockholders, the Audit Committee shall be responsible for making the recommendation of the independent auditors.

For the purposes hereof and throughout this Charter, the term "independent auditor" shall include any accountant serving in a role substantially equivalent to that of the independent auditor of any business unit or subsidiary of the Company the assets or revenues of which constitute 20% or more of the assets or revenues of the Company's respective consolidated assets or revenues.

13. Review, at least annually, the qualifications, performance and independence of the Company's independent auditors. In conducting such review, the Committee shall obtain and review a report by the independent auditors describing with respect to each: (1) the firm's internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any formal investigation by governmental or professional authorities regarding services provided by the firm which could affect the financial statements of the Company, and any steps taken to deal with any such issues; and (3) all relationships between the independent auditor and the Company that could be considered to bear on the auditor's independence. This evaluation shall include the review and evaluation of the lead partner of each independent auditor and shall ensure the rotation of partners in accordance with Commission rules and the securities laws.

14. Approve in advance any audit or permissible non-audit engagement or relationship between the Company and any independent auditor. The Committee shall establish guidelines for the retention of any independent auditor for any permissible non-audit services. Without derogating from the provisions at "Delegation" above, the Committee hereby delegates to the Chairman of the Committee the authority to approve in advance all audit or non-audit services to be provided by an independent auditor if presented to the full Committee at the next regularly scheduled meeting.

15. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit including the responsibilities and staffing of the Company's internal audit department personnel who will assist in the audit.

16. Recommend to the Board policies for the Company's hiring of employees or former employees of an independent auditor who participated in any capacity in the audit of the Company.

Oversight of the Company's Internal Audit Function

17. Review the appointment and replacement of the Chief Accounting Officer or such other officer who shall fulfill the responsibilities of the Company's senior internal auditing executive.

18. Review the activities and organizational structure of the internal auditing department and the significant reports to management prepared by the internal department and management's responses.

19. Discuss with the independent auditors and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit department.

Compliance Oversight Responsibility

20. Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934, as amended, has not been implicated.

21. Obtain reports from management and the Company's Chief Accounting Officer (or such other officer who shall from time to time fulfill the responsibilities of the Company's senior internal auditing executive) that the Company is in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review disclosures required to be made under the securities laws of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

22. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters. Also, the Committee shall maintain procedures for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting, internal controls or auditing matters.

23. Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

24. Review with the Company's General Counsel at least annually legal matters that may have a material impact on the financial statements, the Company's compliance policies, including but not limited to the Foreign Corrupt Practices Act, and any material reports or inquiries received from regulators or governmental agencies.

Related Party Transactions Approval Function

25. Review for potential conflict of interest situations on an ongoing basis and approve all "related party transactions" required to be disclosed pursuant to Commission Regulation S-K, Item 404 or otherwise subject of review and approval by an independent body of the Board under NASDAQ requirements.

26. Establish policies and procedures for review and approval of "related party transactions" in which the amounts involved are below those which must be disclosed pursuant to said Commission Regulation or do not otherwise require approval by an independent body of the Board under NASDAQ requirements.

27. Review with management the policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal audit function or the independent auditors.

Other

28. Report regularly to the Board with respect to any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirement, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

29. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

30. Perform such other functions as assigned by law or the Board.

31. Perform an annual performance evaluation of the Committee.

Additional Powers and Duties of the Committee Acting as the Company's QLCC

In discharging its duties as the Company's QLCC, the Committee shall have those additional powers and responsibilities as set forth in the QLCC Addendum below.

QLCC ADDENDUM

ADDITIONAL POWERS, RESPONSIBILITIES AND PROCEDURES WHEN ACTING AS THE COMPANY'S QUALIFIED LEGAL COMPLIANCE COMMITTEE

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Authority

In discharging its role as the Company's Qualified Legal Compliance Committee ("QLCC"), the Committee is empowered to investigate any matter brought to its attention, including, without limitation, any report of evidence of a (i) material violation by the Company or by any officer, director, employee or agent of the Company (any such person, a "Company Representative") of an applicable United States or Israeli federal or state securities law, (ii) material breach by any Company Representative of a fiduciary duty arising under United States of Israeli federal or state law, or (iii) similar material violation of any United States or Israeli federal or state law (such report a "Part 205 Report"). In exercising its power to investigate a Part 205 Report, the QLCC shall have all requisite access to all books, records, facilities and personnel of the Company, as well as access to the Company's outside legal counsel and other advisors. All employees of the Company shall be directed to cooperate with respect to any such investigation as requested by members of the QLCC or its authorized representatives. The QLCC shall have the power to engage separate outside counsel and other advisors, different from the Company's regular outside counsel and advisors, and will receive adequate funding from the Company to engage such counsel and advisors.

Part 205 Report Procedures

1. Reports. The QLCC shall direct the Company's chief legal officer ("CLO") to instruct each attorney retained or employed by the Company regarding procedures to be followed in making a Part 205 Report. A Part 205 Report may be made to any member of the Committee. A Part 205 Report may be communicated directly to the person receiving the report by any of the following means: in person, by telephone, by e-mail, electronically, or in writing. Each Part 205 Report shall be treated as confidential, and shall be disclosed outside the Committee only to the extent necessary to satisfy the requirements of the Commission's rules.

2. Notice and Meeting. Upon receipt by any member of the Committee of a Part 205 Report, such member, if not the QLCC Chair, shall immediately forward the report to the QLCC Chair. A member who is in receipt of information that he or she believes, but is not certain, comprises a report that is subject to Part 205 of the Commission's rules ("Part 205") shall notify the QLCC

Chair, who shall take prompt steps to determine whether the report is in fact subject to Part 205, including but not limited to making inquiries of the attorney who is the source of the report and consulting with counsel for the QLCC ("QLCC Counsel"), who may be the CLO. Immediately upon receipt of a Part 205 Report, either from a reporting attorney or from another member of the QLCC, the QLCC Chair shall (i) notify the CLO and chief executive officer ("CEO") of the Company of the Report and the details thereof (unless the QLCC Chair reasonably believes that it would be futile to do so) and (ii) call a meeting of the QLCC to address the report. If the QLCC Chair is not available when another member receives a Part 205 Report, such member shall immediately notify the CLO and CEO (unless such member reasonably believes that it would be futile to do so) and call a meeting of the remaining members of the QLCC to address such report, which meeting shall be joined by the QLCC Chair as soon as possible.

3. Initial Review. The QLCC shall conduct an initial review of each Part 205 Report to determine whether further investigation is required. In conducting the review, the QLCC may consult with the CLO, CEO, other employees of the Company, QLCC Counsel, or other experts or advisors as deemed appropriate by the QLCC. In determining whether further investigation is required, the QLCC shall take into account the nature of the evidence reported and of any material violation that may be indicated by such evidence, any additional evidence regarding the subject matter of the Part 205 Report obtained by the QLCC, and the advice of QLCC Counsel or other experts or advisors retained by the QLCC. Unless the QLCC determines, by majority vote of the members of the QLCC, that it reasonably believes that no material violation has occurred, the QLCC shall (i) if the QLCC is other than the Audit Committee, notify the Company's Audit Committee of the determination, and (ii) instruct legal counsel to conduct an investigation to determine whether a material violation indicated by the evidence reported has occurred, is ongoing, or is about to occur. When required under the circumstances, as determined by a majority vote of the QLCC members present, the QLCC may recommend to the Board that immediate action be taken to avoid, or to reduce the impact of, a possible material violation prior to completion of the QLCC's investigation of the Part 205 Report.

4. Investigation. The nature and scope of an investigation of a Part 205 Report shall be determined by the QLCC based on the nature of the evidence reported and of the material violation alleged, in consultation with the attorney charged with conducting the investigation and with QLCC Counsel (if not conducting the investigation). The QLCC and investigators shall also take into account the urgency of the situation with respect to the possible material violation, and shall take steps to complete the investigation as expeditiously as appropriate under the circumstances. The QLCC shall be kept informed of the progress of the investigation and of any significant findings as they arise, and shall receive a report of the investigation promptly at its conclusion, which report shall include a recommendation of any remedial measures deemed by the investigating attorney to be appropriate.

5. Report and Recommendation. Following an investigation of a Part 205 Report, the QLCC shall meet to review the results thereof and to determine, based on the findings and recommendation of the investigating attorney, whether a material violation has occurred, is occurring, or is likely to occur, and what remedial measures, if any, are appropriate. Such determination shall be made by a majority vote of the QLCC members, and the QLCC may also consult QLCC Counsel and other experts or advisors deemed appropriate by the QLCC under the circumstances. If the QLCC determines that there is no material violation, the QLCC shall so notify the CLO, CEO, and the Board. Such determination may be based on the investigating attorney's findings or on advice by the investigating attorney that such attorney may, consistent with his or her professional obligations, assert a colorable legal defense with respect to the evidence contained in the Part 205 Report in any investigation or judicial or administrative proceeding. If the QLCC determines that a material violation has occurred, is occurring, or is likely to occur, the QLCC shall so notify the CLO, CEO, and the Board, and shall recommend appropriate measures to (i) stop material violations that are ongoing, (ii) prevent material violations that are likely to occur in the future, and (iii) remedy or otherwise address material violations that have already occurred and minimize the likelihood of their recurrence. Recommended remedial measures shall also take into account any obligations of the Company to report or disclose the circumstances of any material violation under any securities laws or other legal requirements to which the Company is subject.

6. Other Appropriate Action. In the event that the Company fails in any material respect to implement remedial measures with respect to a material violation recommended by the QLCC, the QLCC is authorized to take such action as it determines is appropriate under the circumstances, based on a majority vote of the members of the QLCC including but not limited to notifying the Commission.

Additional Responsibilities

1. Confidentiality. The QLCC shall take reasonable steps to ensure that all information regarding any Part 205 Report and any related investigation or remedial measures is treated as confidential, and that each person retained, employed, or contacted by the QLCC in connection with any Part 205 Report is informed of the confidentiality of such information. Notwithstanding the foregoing, the QLCC shall not be prohibited from disclosure of any information related to a Part 205 Report as required by law or as otherwise provided in this Charter.

2. Records. The QLCC shall retain a written record of each Part 205 Report received by the QLCC (including a written summary of any report made orally), of the findings of the QLCC's initial review of any Part 205 Report, of the reported findings of any investigation and recommendations of the investigating attorney, and of any notices and recommendations provided to the Board with respect to any Part 205 Report and any related material violation. The QLCC shall also retain any other documents produced or obtained with respect to any investigation or QLCC action regarding any Part 205 Report. Such documents shall be treated as confidential or privileged to the extent permitted by law, and shall be retained and disposed of in accordance with the Company's document retention policies and Part 205.